UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On September 29, 2005, Diedrich Coffee, Inc. (the “Company”) issued a press release announcing its financial results for its fourth fiscal quarter and year ended June 29, 2005. The Company also announced that it had filed its Form 10-K/A for fiscal year 2004 in which prior year’s financial statements had been restated to correct errors in its accounting for leases. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2005, the Company announced that Randy Powell had resigned from the Company’s board of directors, including its Audit Committee and that, as a result of Mr. Powell’s resignation, the Company had one director eligible to continue to serve on the Audit Committee. The Company also announced that it had provided Nasdaq with written notice that the Company was not in compliance with Nasdaq Marketplace Rule 4350(d)(2), which provides, among other matters, that a registrant’s audit committee must consist of at least three independent directors.

On September 23, 2005, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that, because the Company was not in compliance with Nasdaq Marketplace Rule 4350(d)(2), Nasdaq was reviewing the Company’s eligibility for continued listing. The letter requested that the Company provide Nasdaq with a specific plan and timetable to reestablish compliance with the abovementioned rule by October 10, 2005. If, after reviewing the information submitted by the Company, Nasdaq determines that the Company’s plan is not adequate, Nasdaq may provide with Company with a notice of delisting.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release, dated September 29, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005

DIEDRICH COFFEE, INC.

By:	/s/ Martin A. Lynch
Martin A. Lynch Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated September 29, 2005